OGLEBAY NORTON COMPANY

2005 Executive Bonus Plan

1. Purpose of the Plan.

The purpose of the Oglebay Norton Company 2005 Executive Bonus Plan (the "Plan") is to further the profits and growth of Oglebay Norton Company (the "Company") by enabling the Company to induce selected employees of the Company and its Subsidiaries who are in a position to help the Company achieve its financial, business and strategic objectives during calendar year 2005 to achieve those objectives in 2005 (the "Bonus Year").

2. Definitions.

(a) "Bonus" means cash or Company stock paid to a Participant under the Plan for the Bonus Year in an amount determined in accordance with the terms hereof. The Bonus may be paid in any combination of cash and stock, as determined in the Plan Administrator after consultation with the Company's General Counsel and Chief Executive Officer to confirm compliance with all applicable laws and rules then in effect; provided, however, in no event shall the stock component of any participant's Bonus exceed 50% of the total Bonus in value by calculating the market price of any stock issued at the close of market on the day the Plan Administrator determines whether or not Bonuses will be awarded and which stock shall immediately vest upon award. All other terms of the stock shall be determined by the Plan Administrator at the time Bonuses are awarded. The target bonus for each Plan participant is listed on Exhibit A hereof.

(b) "Change in Control" shall mean the occurrence of any of the following: (i) any person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Ingalls & Snyder and any of their respective affiliates (collectively, the "Initial Holders"), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company on a fully diluted basis, it being understood that a change of record ownership without a change of beneficial ownership shall not constitute a Change of Control for purposes of the Plan, (ii) any merger or consolidation of the Company with any other Company or issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any Subsidiary) other than (x) a merger or consolidation that results in the voting securities of the Company immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person other than any of the Initial Holders is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding voting securities, (iii) the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition to an entity of which more than 50% of the combined voting power of the voting securities are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale, or (iv) the liquidation or dissolution of the Company, or (v) during the term hereof and until the Bonuses are paid if earned pursuant hereto (the "Plan Term"), individuals who were Directors of the Company at the beginning of the Plan Term cease to constitute at least a majority of the Company's Board of Directors (the "Board") unless the election or appointment, or nomination for election by the Company's shareholders, of more than one half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such Plan Term.

(c) "Cause" shall mean, with respect to a Participant, the following: (i) if the Participant has an employment agreement in effect with an Employer which contains a definition of cause, then the definition of the term "Cause" for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the Participant does not have an employment agreement in effect with an Employer which contains a definition of cause, then "Cause" for purposes of this Plan shall mean (A) the Participant's failure to properly perform the Participant's duties for the Employer (except due to physical or mental impairment); (B) the Participant's material violation of Employer policies as communicated to the Participant; (C) the Participant's conviction of, or plea of nolo contendere to, a felony under the laws of the United States or any state or political subdivision thereof; or (D) the commission of any other act by the Participant which brings an Employer into substantial public disgrace or disrepute. Notwithstanding the foregoing, "Cause" shall not be deemed to exist under clause (ii)(A), (ii)(B) or (ii)(D) unless the Committee provides the Participant with specific written notice of the facts relating to such event and the Participant does not or is not able to cure such conduct within ten (10) business days after the receipt of such notice.

(d) "Employer" shall mean the Company and/or the Subsidiaries, as applicable.

(e) "Participant" means any person who is designated by the Organization and Compensation Committee of the Board of Directors to be a participant in this Plan.

(f) "Performance Targets" shall mean the target profits, return on capital, individual performance factors and/other requirements, determined by the Plan Administrator, which shall be required to be met in order for a Bonus to payable hereunder for the Bonus Year. The Performance Targets applicable to the each Bonus hereunder shall be specified in the attached Exhibit B.

(g) "Plan Administrator" means the Organization and Compensation Committee of the Company's Board of Directors.

(h) "Subsidiary" means any corporation or limited liability company, 50% or more of whose stock or membership interests having general voting power is owned by the Company, or by another Subsidiary as herein defined, of the Company or any limited partnership of which the Company or another Subsidiary is the sole general partner.

3. Administration.

This Plan shall be administered by the Plan Administrator. The Plan Administrator shall have complete authority to interpret all provisions of this Plan and to adopt, amend and rescind general and special rules and regulations for its administration, to delegate certain ministerial duties to employees of the Employers and to make all other determinations necessary or advisable for the administration of this Plan. All acts and decisions of the Plan Administrator with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns.

4. Bonuses.

The Plan Administrator may, from time to time and upon such conditions as it may determine, authorize Bonuses for Participants in accordance with the terms hereof:

(a) Bonuses. Following the end of the Bonus Term, the Plan Administrator shall compare actual performance against the Performance Targets and target Bonus amount and the Plan Administrator shall determine the amount of the Bonus payable to each Participant hereunder. The Plan Administrator may, in its sole discretion, adjust Performance Targets and target Bonus awards to reflect changes in the Company's business which are not in the ordinary course.

(b) Payment Provisions. Except as otherwise provided in Sections 4(c) and 4(d) hereof, if the Participant is employed by the Employers on December 31, 2005, promptly following the approval of the final Bonuses, the Employer (or former Employer) of the Participant shall pay the amount of such Bonuses to each Participant in cash and/or stock, subject to all withholdings and deductions pursuant to the following sentence; provided, however, that in no event shall any Bonus hereunder be paid later than two and one-half months after the close of the Bonus Year. Any Bonus paid to a Participant in cash under this Plan shall be subject to all applicable federal, state and local income tax, social security and other standard withholdings and deductions; however, to the extent any Bonus is paid in stock, the Company shall, upon the request of the Particpant, withhold issuance of that amount of shares which represents in value on the day of issuance the amount of federal, state and local taxes which the Participant would be obligated to pay as a result of receiving shares and pay both the employer's and Participant's applicable federal, state and local income tax, social security and other standard withholdings and deductions such that no such taxes become due on the taxes paid by Company on Participant's behalf.

(c) Termination of Participant Employment.

(i) In the event a Participant's employment with the Employers is terminated either voluntarily or for Cause prior to payment of the Bonus, such Participant shall not be entitled to receive any Bonus payment hereunder.

(ii) In the event a Participant's employment with the Employers is terminated by the Employer without Cause prior to December 31, 2005, then the Participant shall be entitled to receive a Bonus equivalent to the amount such Participant would be entitled to receive had the Participant remained employed by the Employers on December 31, 2005 multiplied by the fraction representing number of months in the year 2005 the Participant was employed by the Company divided by twelve.

(d) Change in Control. In the event there is a Change in Control, then each Participant shall receive the maximum Bonus payable hereunder no later than the fifth business day after a Change in Control has occurred.

5. Amendment and Termination

The Plan Administrator may alter or amend this Plan (including the Performance Targets for the sole purpose of reflecting changes in the Company's business which are not in the ordinary course) from time to time, provided, however, in no event may the Plan Administrator amend or alter this Plan for the purpose of avoiding or reducing the Employers' obligations to make payments hereunder.

6. General Provisions

(a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of an Employer, or shall in any way affect the right and power of an Employer to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employer might have done if this Plan had not been adopted.

(b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

(c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d) American Jobs Creation Act. It is intended that this Plan be exempt from the requirements of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act.

(e) Unfunded Benefits/Liability for Payment. All benefits payable under the Plan shall be paid out of the general assets of the Employer that employed the Participant at the time such benefit became payable (or, if applicable, the Employer that employed the Participant at the time of his termination of employment). No Employer shall be liable for the benefit obligations of any other Employer hereunder. Any person who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder, shall have solely the status of a general unsecured creditor of the Employer (or former Employer, if applicable) of the Participant and the Plan constitutes a mere promise by each such Employer to make benefit payments in the future. Nothing herein contained shall be construed to give to or vest in any person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract or other property of any kind whatsoever owned by any Employer or in which any Employer may have any right, title or interest now or at any time in the future.

(f) No Impact on Other Plans or Agreements. This Plan shall not have any impact on or be considered to replace or amend or alter any other agreement or plan between the Company and its subsidiaries and one or more Participants.

EXECUTED this 3rd day of October, 2005.

OGLEBAY NORTON COMPANY

By:/s/ Michael D. Lundin

Title: President and CEO